Exhibit 4.7

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

by and among

CENTRAL ENERGY PARTNERS L.P.

and

CEGP ACQUISITION, LLC

JLD SERVICES, LP

G. THOMAS GRAVES, III

and

THE GROUP 1 INVESTORS (AS DEFINED HEREIN)

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AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 26, 2013, by and among CENTRAL ENERGY PARTNERS L.P., a Delaware limited partnership (the “Partnership”), CEGP ACQUISITION, LLC, a Texas limited liability company (“DG”), JLD Services, LP, a Texas limited partnership (“JLD”), G. Thomas Graves, III, an individual residing in Dallas, Texas (“Graves”), and each of the Persons (as herein defined) set forth on Schedule A hereto (the “Group 1 Investors”). The Partnership, the Group 1 Investors, JLD, Graves and DG are referred to herein collectively as the “Parties”.

RECITALS:

WHEREAS, the Partnership issued and sold 12,724,019 Common Units of the Partnership (the “Group 1 Units”) to Central Energy, LLC pursuant to the terms and conditions of that certain Securities Purchase and Sale Agreement dated May 25, 2010 (the “Securities Purchase and Sale Agreement”) by and among the Partnership, Penn and Central Energy, LLC;

WHEREAS, pursuant to the provisions of Section 10(c) of the Securities Purchase and Sale Agreement, as amended on November 17, 2010 by the Fourth Amendment to Securities Purchase and Sale Agreement, Central Energy, LLC assigned all if its rights and obligations under the Securities Purchase and Sale Agreement to Central Energy, LP, a Delaware limited partnership (“CE”), and CE agreed to assume and be bound by the terms and provisions of the Securities Purchase and Sale Agreement as the assignee of Central Energy, LLC;

WHEREAS, the Group 1 Units were subsequently distributed to the Group 1 Investors pursuant to the terms of the limited partnership agreement of CE;

WHEREAS, the Partnership, CE and the Group 1 Investors entered into a Registration Rights Agreement dated as of August 1, 2011 (the “Group 1 Agreement”);

WHEREAS, the Partnership, Central Energy GP LLC and DG have entered into a Purchase and Sale Agreement dated as of November 25, 2013 (the “DG Purchase Agreement”) pursuant to which the Partnership has agreed to issue 3,000,000 Common Units to DG (the “DG Units”) and issue a Warrant to each of JLD Services, Ltd., a Texas limited liability company (“JLD”), and G. Thomas Graves III (“Graves”) granting the right, subject to certain performance requirements, to acquire 1,500,000 Common Units each (the “Warrant Units”); and

WHEREAS, pursuant to the DG Purchase Agreement, the Partnership has agreed to amend the Group 1 Agreement to provide the registration and other rights set forth in this Agreement for the benefit of DG, Graves and JLD.

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AGREEMENT:

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1          Definitions. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used in this definition, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Board” means the Board of Directors of Central Energy GP LLC, the General Partner of the Partnership.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday recognized as such by the government of the United States of America or the State of Texas.

“CE” has the meaning set forth in the Recitals.

“Commission” means the United States Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Units” means the common units of the Partnership.

“Demand Notice” has the meaning set forth in Section 2.1(a).

“Demand Registration” has the meaning set forth in Section 2.1(a).

“DG” has the meaning set forth in the preamble.

“DG Purchase Agreement” has the meaning set forth in the Recitals.

“DG Units” has the meaning set forth in the Recitals.

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” has the meaning set forth in Section 2.2(a).

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, which shall be in effect from time to time.

“Group 1 Agreement” has the meaning set forth in the Recitals.

“Group 1 Investors” has the meaning set forth in the preamble.

“Group 1 Units” has the meaning set forth in the Recitals.

“Holder” means the record holder of any Registrable Securities.

“Indemnified Persons” has the meaning specified in Section 2.6(a).

“Losses” has the meaning specified in Section 2.6(a).

“Parties” has the meaning set forth in the preamble.

“Partnership” has the meaning set forth in the preamble.

“Partnership Securities” has the meaning set forth in Section 2.1(d).

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Registration” has the meaning specified in Section 2.2(a).

“Registrable Securities” means the DG Units, the Group 1 Units, and the Warrant Units, or such other equity securities issued in exchange therefor in connection with any merger, consolidation or other business combination involving the Partnership until such time as such securities cease to be Registrable Securities pursuant to Section 1.2.

“Registration Statement” means a registration statement in the form required to register the Registrable Securities under the Securities Act and other applicable Law, and including any prospectus, amendments and supplements to each such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Registration Expenses” has the meaning specified in Section 2.5(a).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

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“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securities Purchase and Sale Agreement” has the meaning set forth in the Recitals.

“Selling Expenses” has the meaning specified in Section 2.5(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

“Shelf Demand Notice” has the meaning set forth in Section 2.1(b).

“Shelf Registration Statement” means a Registration Statement under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by Rule 415.

“Suspension Period” has the meaning set forth in Section 2.1(e).

“Trading Market” means each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed or quoted..

“Underwritten Offering” means an offering in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Warrant Units” has the meaning set forth in the Recitals.

Section 1.2          Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a Registration Statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force under the Securities Act); (c) such Registrable Security is held by the Partnership or one of its subsidiaries, or (d) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.

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ARTICLE II
REGISTRATION RIGHTS

Section 2.1          Demand Registration.

(a)          Demand Registration. At any time after the date of this Agreement, a Holder or group of Holders holding at least 3,000,000 Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 (or any successor form thereto (a “Demand Registration”) by delivering a written notice to the Partnership (a “Demand Notice”). The Demand Notice shall specify the approximate number of Registrable Securities required to be registered. Upon receipt of a Demand Notice, the Partnership shall promptly (but in no event later than five (5) days following receipt thereof) deliver notice of such request to all other Holders who shall then have fifteen (15) days from the date such notice is given to notify the Partnership in writing of their desire to be included in such registration. The Partnership shall cause a Registration Statement on Form S-1 (or any equivalent or successor form under the Securities Act) to be filed within thirty (30) days after the date on which the Demand Notice is delivered to the Partnership and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter. The Partnership shall not be required to effect a Demand Registration more than two (2) times for the Holders as a group; provided, that a Registration Statement shall not count as a Demand Registration unless and until it has become effective and the Holders requesting such registration are able to register and sell at least fifty percent (50%) of the Registrable Securities requested to be in such registration. Subject to the other limitations contained in this Agreement, the Partnership is not obligated hereunder to effect more than (1) one (1) Demand Registration on Form S-1 (or any equivalent or successor form under the Securities Act) in any twelve (12) month period.

(b)          Shelf Registration. The Partnership shall use commercially reasonable efforts to become eligible to use Form S-3 and, after becoming eligible to use Form S-3, shall use commercially reasonable efforts to remain eligible to use Form S-3, including by timely filing all reports with the Commission and meeting the other requirements of the Exchange Act. Within 180 days of the time that the Partnership shall have qualified for the use of Form S-3, it shall file a Shelf Registration Statement on Form S-3 (or any equivalent or successor form under the Securities Act) with the Commission to register all Registrable Securities not subject to an effective Registration Statement (so long as such number of Registrable Securities can be reasonably marketed and sold within a two-year period) and shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter. Once a Shelf Registration Statement is effective and a Holder provides written notice to the Partnership that it intends to effect an offering of all or part of the Registrable Securities included on such Shelf Registration Statement (a “Shelf Demand Notice”), the Partnership will amend or supplement such Shelf Registration Statement as may be necessary in order to enable such offering to take place. The Partnership will use its commercially reasonable efforts to cause the Shelf Registration Statement to be continuously effective under the Securities Act until the earliest of (1) all Registrable Securities covered by the Shelf Registration have been distributed in the manner set forth and as contemplated by the Shelf Registration Statement, as amended or supplemented, (2) there are no longer any Registrable Securities outstanding, or (3) three (3) years from the date on which the Shelf Registrations Statement is first filed (“Effectiveness Period”). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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(c)          Underwritten Offering. If the Holders of Registrable Securities initially requesting a Demand Registration elect to distribute the Registrable Securities covered by their Demand Notice in an Underwritten Offering, they shall so advise the Partnership in such notices and the Partnership shall include such information in its notice to other Holders of Registrable Securities. The Board shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering. In connection with an Underwritten Offering, each Selling Holder and the Partnership shall be obligated to enter into an underwriting agreement which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Partnership or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering, such Selling Holder may elect to withdraw therefrom by notice to the Partnership and the managing underwriter; provided, however, that such withdrawal may be made up to and including the time of pricing of the Underwritten Offering.

(d)          Partnership Securities. The Partnership may include in any Demand Registration Common Units or other securities that are not Registrable Securities for sale for its own account (“Partnership Securities”). If a Demand Registration is an Underwritten Offering and the managing underwriter of the Demand Registration advises the Partnership and the Selling Holders in writing that in its opinion the number of Partnership Securities proposed to be included in the offering by the Partnership exceeds the number of securities that can be sold in such offering and/or creates a substantial risk that the price per Common Unit in the offering will be reduced, the Registrable Securities to be sold by the Selling Holders shall be included in such Demand Registration before any Partnership Securities proposed to be sold for the account of the Partnership. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold in the Demand Registration can be included in such offering without having a material adverse effect on the timing or success of such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective Selling Holders thereof on the basis of the number of Registrable Securities owned by each such Selling Holder.

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(e)          Delay Rights. Notwithstanding anything to the contrary contained herein, the Partnership shall not be required to effect a Demand Registration or file a Registration Statement and may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if within 90 days of any Demand Notice or Shelf Demand Notice: (1) the Partnership is engaged, or has fixed plans with the approval of the Board to engage in an Underwritten Offering of Common Units in which the Selling Holders include Registrable Securities pursuant to Section 2.2, (2) the Partnership is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Partnership determines in good faith that its ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Registration Statement, (3) the Partnership has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Partnership, would materially and adversely affect the Partnership, or (4) the Partnership is engaged in an a self-tender or exchange offer and the filing of a Registration Statement would cause a violation of the Exchange Act (any such period, a “Suspension Period”); provided, however, in no event shall any delay pursuant hereto exceed an aggregate of 180 days in any three hundred sixty-five (365) day period. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Holders delivering a Demand Notice or the Selling Holders whose Registrable Securities are included in the Registration Statement, as the case may be, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.2          Piggyback Registration.

(a)          Right to Piggyback. If, at any time after the date of this Agreement, the Partnership proposes to register any of its securities under the Securities Act in connection with a public offering of such securities (other than a registration relating solely to implement an employee benefit plan, a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, Form S-8 or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more partners of the Partnership and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Partnership will give prompt written notice (and in any event no later than thirty (30) Business Days prior to the filing of such Registration Statement) to the Holders, which notice shall describe the offering contemplated thereby, of its intention to effect such a registration, and, subject to Section 2.2(b), will include in such registration all Registrable Securities held by the Holders with respect to which the Partnership has received written requests for inclusion within fifteen (15) days after the delivery of the Partnership’s notice.

(b)          Allocation and Priority of Registrable Securities in a Piggyback Registration.

(i)          Priority on Primary Registrations. If a Piggyback Registration is initiated as an underwritten primary registration on behalf of the Partnership and the managing underwriter advises the Partnership and the Selling Holders in writing that in its opinion the number of securities proposed to be included in the registration, including all Registrable Securities and all other securities proposed to be included in such Underwritten Offering, exceeds the number of securities which can be sold in such offering and/or creates a substantial risk that the price per Common Unit in the offering will be reduced, the Partnership will include in such registration (1) first, the securities that the Partnership proposes to sell, and (2) second, the Registrable Securities requested to be included in such registration by the Selling Holders, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such Holder or in such manner as they may otherwise agree. The Board shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

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(ii)          Priority on Secondary Registrations. If a Piggyback Registration is initiated as an underwritten secondary registration on behalf of holders of securities other than Registrable Securities and the managing underwriter advises the Partnership in writing that in its opinion the number of securities requested to be included in the registration, including all Registrable Securities and all other securities proposed to be included in such Underwritten Offering, exceeds the number of securities which can be sold in such offering and/or creates a substantial risk that the price per Common Unit in the offering will be reduced, the Partnership will include in such registration the number of Common Units requested to be included in such Underwritten Offering by the holder(s) requesting such registration and by the Holders of Registrable Securities, allocated pro rata among such holder(s) and the Holders on the basis of the number of Common Units and the number of Registrable Securities, as applicable, owned by all such holders.

Section 2.3          Registration Procedures.

(a)          In connection with its obligations contained in Section 2.1 and Section 2.2 of this Agreement, the Partnership will, as expeditiously as possible:

(i)          furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing any Registration Statement contemplated by this Agreement or any supplement or amendment thereto (excluding documents filed pursuant to the Exchange Act that are incorporated by reference into any Shelf Registration Statement on Form S-3 contemplated by this Agreement or any supplement or amendment thereto), upon request, copies of reasonably complete drafts of all such documents proposed to be filed, and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

(ii)          prepare and file with the Commission the Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the Commission;

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(iii)          if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by any Registration Statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holder or, in the case of an Underwritten Offering, the managing underwriter, shall reasonably request; provided, however, that no qualification will be required in any jurisdiction where, as a result thereof, the Partnership would (1) be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify, (2) be subject to general service of process in any such jurisdiction where it is not then so subject, or (3) become subject to taxation solely as a result of such registration;

(iv)          promptly notify each Selling Holder and each managing underwriter of (i) the filing of any Registration Statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the registration statement or any prospectus or prospectus supplement thereto;

(v)          immediately notify each Selling Holder and each managing underwriter, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in any Registration Statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of any registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of any such notice, the Partnership agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove such stop order, suspension, threat thereof or proceedings related thereto;

(vi)          furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

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(vii)         in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Partnership, dated the effective date of the applicable Registration Statement or the date of any amendment or supplement thereto, and an opinion in customary form dated the date of the closing of the Underwritten Offering, and (ii) a “cold comfort” letter or letters, dated the date of execution of the underwriting agreement and a letter or letters of like kind dated the date of the closing of the Underwritten Offering, in each case, signed by the independent public accountants who have certified the financial statements included or incorporated by reference into the applicable Registration Statement, and each of the opinion and the “cold comfort” letter or letters shall be in customary form and covering substantially the same matters with respect to such Registration Statement (and the prospectus and any prospectus supplement included therein) and as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities, such other matters as such underwriters may reasonably request;

(viii)         otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act in accordance with Rule 158 thereunder (or any similar rule promulgated under the Securities Act) or otherwise;

(ix)           prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;

(x)            make available to the appropriate representatives of the managing underwriter and Selling Holders access to such information and personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Partnership need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with the Partnership;

(xi)          cause all such Registrable Securities registered pursuant to this Agreement to be listed on a Trading Market;

(xii)         use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(xiii)         provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(xiv)         enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the managing underwriter, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and

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(xv)          if a Selling Holder is deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the Registration Statement in respect of any registration of Registrable Securities pursuant to this Agreement, and any amendment or supplement thereof, then the Partnership will cooperate with the Selling Holder in allowing the Selling Holder to conduct customary “underwriter’s due diligence” with respect to the Partnership and satisfy its obligations in respect thereof. In addition, at the request of a Selling Holder seeking to offer or sell Registrable Securities, the Partnership will furnish to such Selling Holder, on the date of the effectiveness of any Registration Statement covering the sale of such Selling Holder’s Registrable Securities and thereafter, (i) a letter, dated such date, from the Partnership’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Selling Holder, (ii) an opinion, dated as of such date, of counsel representing the Partnership in form, scope and substance as is customarily given in an Underwritten Offering, including a standard “10b-5” opinion for such offering, addressed to such Selling Holder, and (iii) a standard officer’s certificate from the appropriate officers of the Partnership addressed to such Selling Holder. The Partnership shall also permit legal counsel to such Selling Holder review and comment upon any such Registration Statement at least five (5) Business Days prior to its filing with the Commission and all amendments and supplements to any such Registration Statement within a reasonable number of days prior to their filing with the Commission and not file any such Registration Statement or amendment or supplement thereto in a form to which such Selling Holder’s legal counsel reasonably objects.

Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in Section 2.2(a)(v), shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.2(a)(v) or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, each Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

(b)          during the Effectiveness Period of any Registration Statement, the Partnership will furnish to each Selling Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by a Selling Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission;

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(c)          the Partnership will cooperate with Selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing. In connection therewith, if required by the Partnership’s transfer agent, the Partnership will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement; and

(d)          the Partnership will not have any obligation to provide any document pursuant to this Section 2.3 that is available on the Commission’s EDGAR system.

Section 2.4          Cooperation by Selling Holders. The Partnership shall have no obligation to include in any Piggyback Registration Registrable Securities held by a Selling Holder who has failed to timely furnish such information which, in the opinion of counsel to the Partnership, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.5          Expenses.

(a)          Certain Definitions. “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a a Demand Registration or the Shelf Registration pursuant to Section 2.1 and Piggyback Registration pursuant to Section 2.2, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and quotation system fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, transfer taxes and fees of transfer agents and registrars, fees and expenses with respect to filings required to be made with the Trading Market, all word processing, duplicating and printing expenses, including expenses of printing certificates for Common Units and of printing prospectuses if the printing of prospectuses is reasonably requested by a Selling Holder, messenger, telephone and delivery expenses, the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. In addition, “Selling Expenses” means all underwriting fees, discounts and selling commissions, and transfer taxes, if any, allocable to the sale of the Registrable Securities.

(b)          Expenses. The Partnership will pay all Registration Expenses in connection with a Demand Registration or a Shelf Registration pursuant to Section 2.1. The Partnership will also pay all Registration Expenses in connection with a Piggyback Registration including the fees and disbursements of legal counsel appointed by the Partnership, in the case of an underwritten primary registration on behalf of the Partnership, or the fees and disbursements of legal counsel chosen by the holder(s) of Common Units and the Selling Holders, in the case of an underwritten secondary registration. Each holder of Common Units and Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities pursuant to this Agreement. In the event a holder of Common Units or a Selling Holder desires to retain its own legal counsel, such holder or Selling Holder shall bear all costs incurred in retaining such legal counsel.

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Section 2.6          Indemnification.

(a)          By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder, its Affiliates and their respective directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act (collectively, the “Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings within a reasonable time after such expenses are incurred and the Indemnified Person notifies the Partnership of such expenses; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Indemnified Person in writing specifically for use in any registration statement or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b)          By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, its Affiliates and their respective directors and officers, and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any registration statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

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(c)          Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 2.6 except to the extent that it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.6. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party and does not contain any admission of wrongdoing or illegal activity by the indemnified party.

(d)          Contribution. If the indemnification provided for in this Section 2.6 is held by a court or government agency of competent jurisdiction to be unavailable to the Partnership or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Partnership on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the Partnership on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

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(e)          Other Indemnification. The provisions of this Section 2.6 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.7          Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:

(a)          make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 of the Securities Act;

(b)          file with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act; and

(c)          so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

ARTICLE III
MISCELLANEOUS

Section 3.1          Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

if to DG, 4809 Cole Avenue, Suite 108, Dallas, Texas 75205,

if to a permitted transferee of DG, to such permitted transferee at the address furnished by such permitted transferee,

if to the Partnership, at 8150 N. Central Expressway, Suite 1525, Dallas, Texas 75206, and

if to a Group 1 Investor, at the address provided under such Group 1 Investor’s name on the signature page of this Agreement.

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile; and when actually received, if sent by any other means.

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Section 3.2          Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the Parties, including subsequent holders of Registrable Securities to the extent permitted herein. Except as provided in this Section 3.2, this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Partnership, which shall not be unreasonably withheld. Notwithstanding anything in the foregoing to the contrary, the registration rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided, however (i) the Partnership is furnished with written notice, prior to the transfer or assignment of such Registrable Security, of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement. The Partnership may not assign its respective rights or obligations hereunder without the prior written consent of the Holders of a majority of the outstanding Registrable Securities.

Section 3.3          Recapitalization, Exchanges, etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all Common Units or other partnership interests of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, including any common units or other equity securities that may be issued in exchange for Registrable Securities in connection with any merger, consolidation or other business combination involving the Partnership, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement. The Partnership shall not merge, consolidate or combine with any other Person unless the agreement providing for such merger, consolidation or combination expressly provides for the continuation of the registration rights specified in this Agreement with respect to the Common Units or other equity securities issued pursuant to such merger, consolidation or combination.

Section 3.4          Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief, including specific performance, in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the Parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.5          Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing this Agreement with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

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Section 3.6          Headings; Section References. The headings and section references contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.7          Governing Law. The laws of the State of Texas shall govern this Agreement without regard to principles of conflict of laws.

Section 3.8          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 3.9          Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written, including but not limited to the Group 1 Agreement. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Partnership set forth herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

Section 3.10          Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and a majority of the Holders of the outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.11          No Presumption. In the event any claim is made by a Party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CENTRAL ENERGY PARTNERS L.P.

By: Central Energy GP LLC, its sole general partner

By:	/s/ Imad K. Anbouba
Imad K. Anbouba,
Chief Executive Officer & President

CEGP ACQUISITION, LLC

By:	/s/ John L. Denman, Jr.
John L. Denman, Jr.,
President

Signature Page to Amended and Restated Registration Rights Agreement – Page 1

GROUP 1 INVESTORS:

THE CUSHING MLP OPPORTUNITY FUND I, L.P.

By: Carbon County Partners I, L.P., its General Partner

By: Cushing MLP Asset Management, LP, member

By: Swank Capital, LLC, its general partner

By:	/s/ Jerry V. Swank
Name: Jerry V. Swank
Title: Managing Partner

Signature Page to Amended and Restated Registration Rights Agreement – Page 2

SANCTUARY CAPITAL LLC

By:	/s/ Rand H. Falbaum
Name: Rand H. Falbaum
Title: Managing Member

Signature Page to Amended and Restated Registration Rights Agreement – Page 3

MUSTANG DRILLING, INC.

By:	/s/ Michael T. Wilhite, Jr.
Name: Michael T. Wilhite, Jr.
Title: Vice President and General Counsel

Signature Page to Amended and Restated Registration Rights Agreement – Page 4

/s/s Christopher G. Jordan
Christopher G. Jordan

Signature Page to Amended and Restated Registration Rights Agreement – Page 5

/s/ Robert Corcoran
Robert Corcoran

Signature Page to Amended and Restated Registration Rights Agreement – Page 6

/s/ John Stafford Comegys
John Stafford Comegys

Signature Page to Amended and Restated Registration Rights Agreement – Page 7

/s/ Alfred Glassell Comegys
Alfred Glassell Comegys

Signature Page to Amended and Restated Registration Rights Agreement – Page 8

/s/ Ripley S. Comegys
Ripley S. Comegys

Signature Page to Amended and Restated Registration Rights Agreement – Page 9

/s/ William M. Comegys, III
William M. Comegys, III

Signature Page to Amended and Restated Registration Rights Agreement – Page 10

/s/ Vance Campbell, Jr.
C. Vance Campbell, Jr.

Signature Page to Amended and Restated Registration Rights Agreement – Page 11

SCOTTSCO, LLC

By:	/s/ Scott P. Sealy, Sr.
Name: Scott P. Sealy, Sr.
Title: Sole Member

Signature Page to Amended and Restated Registration Rights Agreement – Page 12

/s/ Richard R. Varnell
Richard R. Varnell

Signature Page to Amended and Restated Registration Rights Agreement – Page 13

/s/ Patrick K. McGee
Patrick K. McGee

Signature Page to Amended and Restated Registration Rights Agreement – Page 14

CIMARRON RIVER INVESTMENTS, LLC

By:	/s/ Mark Reed
Name: Mark Reed
Title: Managing Member

Signature Page to Amended and Restated Registration Rights Agreement – Page 15

/s/ Alden B. McCall
Alden B. McCall

Signature Page to Amended and Restated Registration Rights Agreement – Page 16

/s/ W. Byron Dunn
W. Byron Dunn

Signature Page to Amended and Restated Registration Rights Agreement – Page 17

SCHEDULE A

Group 1 Investors

The Cushing MLP Opportunity Fund I, L.P.

Sanctuary Capital LLCs

Mustang Drilling, Inc.

Scottsco, LLC

Cimarron River Investments, LLC

C. Vance Campbell, Jr.

Alfred Glassell Comegys

John Stafford Comegys

Ripley S. Comegys

William M. Comegys, III

Robert Corcoran

W. Byron Dunn

Christopher G. Jordan

Alden B. McCall

Patrick K. McGee

Richard R. Varnell

Schedule A